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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                                    FORM S-3


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   Coach, Inc.
             (Exact name of registrant as specified in its charter)


          Maryland                                               52-2242751
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                              516 West 34th Street
                               New York, NY 10001
                                 (212) 594-1850

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    Todd Kahn
              Senior Vice President, General Counsel and Secretary
                              516 West 34th Street
                               New York, NY 10001
                                 (212) 594-1850
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer [X]                     Accelerated Filer [_]

Non-accelerated filer [_]                       Smaller reporting company [_]

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 Title of each class        Amount to be       Proposed maximum      Proposed maximum         Amount of
 of securities to be         registered       offering price per    aggregate offering    registration fee
      registered                                     share                price
-------------------------------------------------------------------------------------------------------------
Common Stock, par            61,000(1)             $32.76(2)          $2,000,000(2)            $111.60
value $0.01 per share
-------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), the number of shares registered shall include an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the registrant's Dividend Reinvestment Plan for Holders of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 6, 2009, pursuant to Rule 457(c) under the Act.

PROSPECTUS


                                   COACH, INC.

                           DIVIDEND REINVESTMENT PLAN
                           FOR HOLDERS OF COMMON STOCK

                                  COMMON STOCK
                                ($0.01 PAR VALUE)

                          -----------------------------

This prospectus describes the Coach, Inc. ("Coach") Dividend Reinvestment Plan for Holders of Common Stock (the "Plan"). The Plan provides holders of Coach's Common Stock, par value $0.01 per share ("Common Stock"), with a convenient method of investing all or a portion of cash dividends from such Common Stock in additional shares of Common Stock without incurring brokerage commissions or administrative costs. The shares of Common Stock purchased under the Plan will be purchased in the open market. Coach will pay all costs of administration of the Plan, including any brokerage or service charges for stock purchases under the Plan. This prospectus relates to 61,000 shares of Common Stock covered by the Registration Statement of which this prospectus is a part.

The price of shares purchased under the Plan in the open market will be equal to the average price of all shares of Common Stock purchased in the open market on a given date by the independent purchasing agent appointed by Coach.

The Common Stock is listed on the New York Stock Exchange under the symbol "COH." The address of Coach's principal executive offices is 516 West 34th Street, New York, NY 10001, and the telephone number at that location is (212) 594-1850.

  Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

                          -----------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------


                The date of this prospectus is October 13, 2009.

                                TABLE OF CONTENTS

RISK FACTORS                                            1

FORWARD-LOOKING STATEMENTS                              1

ABOUT THIS PROSPECTUS                                   1

WHERE YOU CAN FIND MORE INFORMATION                     2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE       2

THE COMPANY                                             3

USE OF PROCEEDS                                         3

DESCRIPTION OF THE PLAN                                 3

PLAN OF DISTRIBUTION                                    9

LEGAL OPINION                                           9

EXPERTS                                                 9

                                  RISK FACTORS


Risk Related to Investment in the Common Stock

There can be no assurance that Coach will continue to pay dividends on its Common Stock.

Although Coach has paid dividends on its Common Stock in the past, there can be no assurance that Coach will pay dividends on its Common Stock at the same rate or at all in the future.


Risks Related to Coach's Business

Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 27, 2009, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Forward-Looking Statements" and other information incorporated by reference in this prospectus, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of such risks occur, our business, financial condition or results of operations could be materially harmed and you could lose all or part of your investment. Additional risks not presently known to us may also significantly impair our business operations and could result in a complete loss of your investment.

Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference in this prospectus, together with all other information appearing in, or incorporated by reference in, this prospectus.


                           FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contains certain "forward-looking statements," based on expectations at the time such statements were made, that involve risks and uncertainties that could cause our actual results to differ materially from our management's expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "are positioned to," "continue," "project," "guidance," "target," "forecast," "anticipated," or comparable terms. Future results will vary from historical results and historical growth is not indicative of future trends, which will depend upon a number of factors, including but not limited to: (i) the successful execution of our growth strategies; (ii) the effect of existing and new competition in the marketplace; (iii) our exposure to international risks, including currency fluctuations; (iv) changes in economic or political conditions in the markets where we sell or source our products; (v) our ability to successfully anticipate consumer preferences for accessories and fashion trends; (vi) our ability to control costs; (vii) the effect of seasonal and quarterly fluctuations in our sales on our operating results; (viii) our ability to protect against infringement of our trademarks and other proprietary rights; and such other risk factors as set forth in our Annual Report on Form 10-K for the fiscal year ended June 27, 2009.

Coach assumes no obligation to update or revise any such forward-looking statements, which speak only as of their date, even if experience, future events or changes make it clear that any projected financial or operating results will not be realized.


                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") relating to the shares of our Common Stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the Common Stock. You should read this prospectus and the registration statement containing this prospectus, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. This prospectus does not offer to sell or offer to buy any of the securities in any jurisdiction to any person where doing so is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the company since such date.

Unless otherwise indicated or unless the context requires otherwise, (i) all references in this prospectus to "the company," "we," "us," "our," or similar references mean Coach, Inc., including consolidated subsidiaries, and (ii) all references to "you" mean an existing Plan participant or a prospective Plan participant.


                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which requires us to file reports and other information with the Commission.

You may read and copy any of these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information about the public reference rooms. We file our reports and other information electronically with the Commission and you can access these documents from the Commission's web site (http://www.sec.gov).

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate is an important part of this prospectus and our later filings with the Commission automatically update and supersede earlier filings. We incorporate by reference the documents listed below and any future filings we have made and will make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities:

     (a)  Annual Report on Form 10-K for the year ended June 27, 2009;

     (b)  Current Report on Form 8-K dated July 28, 2009;

     (c)  Current Report on Form 8-K dated August 6, 2009; and

     (d) Description of Common Stock included in our Registration Statement on Form 8-A dated September 27, 2000, as modified by our Registration Statement on Form 8-A dated May 9, 2001, including any amendments or reports filed for the purpose of updating such description.


We are also incorporating by reference additional documents we may file pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable Commission rules. This additional information is a part of this prospectus from the date of filing for those documents.

You may receive a copy of these filings at no cost. Please direct your written or telephone requests to:

         Investor Relations Department
         Coach, Inc.
         516 West 34th Street
         New York, NY 10001
         Telephone number: (212) 629-2618


                                   THE COMPANY

Coach, together with its consolidated subsidiaries, is a leading American marketer of fine accessories and gifts for women and men, including handbags, women's and men's small leathergoods, business cases, weekend and travel accessories, footwear, watches, outerwear, scarves, sunwear, jewelry, fragrance and related accessories. Coach is sold worldwide through Coach stores, select department stores and specialty stores, through the Coach catalog in the United States and on the Internet.

The address of Coach's principal executive offices is 516 West 34th Street, New York, NY 10001, and the telephone number at that location is (212) 594-1850


                                 USE OF PROCEEDS

We will not receive any proceeds from shares purchased in the open market and made available under the Plan.


                             DESCRIPTION OF THE PLAN

The Plan consists in its entirety of the questions and answers set forth below:

Purpose and Advantages

1. What is the purpose of the Plan?

The Plan promotes long-term ownership of Coach by providing participants with a simple, convenient and economical method of reinvesting cash dividends paid on shares of Common Stock. The Plan allows participants to have all or a portion of the cash dividends paid on their shares of Common Stock automatically reinvested to purchase Common Stock.

2. What are the advantages of the Plan?

Participants may increase their ownership of Common Stock through the reinvestment of cash dividends received on Common Stock registered in their names or held for their account within the Plan without incurring any brokerage commissions and fees in connection with purchases under the Plan. Regular statements of account will provide participants in the Plan with a record of each transaction. Participation in the Plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular cash dividend record date by making timely written notice to the Plan Administrator (see Question 3).

Plan Administration

3. Who administers the Plan for participants?

Registrar and Transfer Company, Coach's stock transfer agent (referred to below as the "Plan Administrator"), administers the Plan for participants by directing the purchase of Common Stock with the cash dividends to be reinvested, maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to accounts maintained for the participants in the Plan. The Plan Administrator acts in the capacity of agent for the participants in the Plan. Coach may replace the Plan Administrator at any time at its sole discretion.

Participation

4. Who is eligible to participate?

All holders of record of Common Stock are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a bank, broker, nominee or trust) must become stockholders of record in order to participate in the Plan or must request that the bank, broker, nominee or trust holding such shares to reinvest their cash dividends for them.

5. How does an eligible stockholder participate?

To participate in the Plan, a stockholder of record must complete a Shareholder Authorization Form (an "Authorization Form") and return it to the Plan Administrator. An Authorization Form is enclosed with this mailing for your use. Additional copies of the Authorization Form may be provided to you from time to time, and may be obtained at any time by sending a written request with your name and mailing information to Coach, Inc., 516 W. 34th Street, New York, NY 10001, Attention: Legal Department.

6. When may an eligible stockholder join the Plan?

A stockholder of record may enroll in the Plan at any time. If a properly executed Authorization Form is received by the Plan Administrator before the record date for a cash dividend payment, and the participant elects to reinvest the cash dividends in shares of Common Stock, their reinvestment of cash dividends will begin with that scheduled cash dividend payment. Please note that the Plan does not represent any change in Coach's current dividend policy, nor is it a guarantee of the payment of any future cash dividends by Coach.

7. What does the Authorization Form provide?

The Authorization Form directs Coach to pay to the Plan Administrator, for the account of the participating stockholder of record, cash dividends on all or a specified portion of the shares registered in the name of the participating stockholder as reflected in the records of Coach's stock transfer agent, as well as dividends paid on the shares credited to the participant's account under the Plan. The Authorization Form also has the effect of appointing the Plan Administrator as agent for the stockholder and directs the Plan Administrator to apply all of such cash dividends for the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan.

8. Is there a minimum level of investment under the Plan?

There is no minimum level of investment required to participate in the Plan.

9. Is partial participation possible under the Plan?

Yes. A stockholder of record may reinvest only a portion of his or her cash dividends by indicating that on the Authorization Form under "Partial Dividend Investment."

Optional Cash Payments

10. May a participant elect to make additional cash payments to purchase stock under the Plan?

No. Under the current Plan additional cash payments are not permitted.

Purchases

11. When will purchases be made?

Purchases under the Plan will be made by or on behalf of the Plan Administrator during each calendar quarter commencing on each "Investment Date," which will be the first business day following a cash dividend payment date or as soon as practicable thereafter. Purchases by or on behalf of the Plan Administrator may continue during such successive days as are necessary to apply all cash dividends received by the Plan Administrator towards the purchase of Common Stock. Purchases of Common Stock will be made at the direction of the Plan Administrator or its selected broker/dealer subject to applicable regulations. No interest will be paid by the Plan Administrator or by Coach on any cash dividend payments pending their investment in Common Stock. In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of Common Stock by or on behalf of the Plan Administrator, neither Coach nor the Plan Administrator will be accountable for the inability to make purchases at such time. If shares of Common Stock are not available for purchase for a period longer than 30 days from the prior cash dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied cash dividends in the participant's Plan account.

12. How many shares of Common Stock will be purchased for participants?

The number of shares that will be purchased for each participant on any cash dividend payment date will depend on the amount of the participant's cash dividend invested and the purchase price of the shares of Common Stock. Each participant's Plan account will be credited with that number of shares (including fractional shares computed to two decimal places) equal to the total amount of cash dividends to be invested, divided by the applicable purchase price of the Common Stock (also computed to two decimal places).

13. What will be the price of shares of Common Stock purchased under the Plan?

In making purchases of Common Stock for a participant's Plan account associated with each Investment Date, the Plan Administrator will commingle the participant's funds with those of other participants under the Plan. The price of shares of Common Stock purchased in the open market for participants in the Plan with reinvested cash dividends on their Common Stock will be equal to the average price of all shares of Common Stock purchased for such Investment Date by or on behalf of the Plan Administrator for the Plan. The Plan Administrator shall have no responsibility with respect to the market value of Common Stock acquired under the Plan for participant accounts. Coach's Common Stock is traded on the New York Stock Exchange (NYSE). Coach will bear all costs of administering the Plan, except each Plan participant will be responsible for brokerage commissions and costs associated with the sale of any shares of Common Stock in the participant's account.

14. How are cash dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and to have the cash dividends on those shares reinvested. Accordingly, cash dividends paid on shares of Common Stock held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects in writing to terminate participation in the Plan.

Cost to Participants

15. Are there any expenses to participants in connection with stock purchases under the Plan?

No. Purchases of Common Stock on behalf of participants in the Plan will be made without the payment of brokerage commissions by the participants, and Coach will pay all fees in connection with purchases of shares of Common Stock under the Plan, except for the actual purchase price of Common Stock purchased on each

Investment Date. There are no fees or service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by Coach. If a participant requests the Plan Administrator to sell his or her shares of Common Stock held in the Plan, the participant will pay a sale fee of $15.00 plus brokerage commissions associated with such sale, any required transfer tax and all applicable service charges and fees.

Reports to Participants

16. How will participants be advised of their purchases of stock?

As soon as practicable after the purchase of all Common Stock on an Investment Date, each participant will receive a statement of account from the Plan Administrator. These statements shall serve as each participant's continuing record of the cost of shares of Common Stock purchased and the number of shares acquired under the Plan. Participants should retain these reports for tax purposes. You may also review your Plan account information online through the Registrar and Transfer Company website at http://www.rtco.com by clicking on "Online Services" to apply for a User ID and password.

Dividends

17. Will participants be credited with cash dividends on shares held in their account under the Plan?

Yes.  Each  participant's  account  under  the Plan will be  credited  with cash dividends paid on full shares and fractional shares credited to the participant's account. The Plan Administrator will reinvest the cash dividends received in the account for the purchase of additional shares of Common Stock.

Stock Certificates

18. Will stock certificates be issued for shares of Common Stock purchased?

The Plan Administrator will hold all shares representing purchases of Common Stock under the Plan in book entry form in the name of its nominee. Normally, stock certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares of Common Stock credited to an account under the Plan will be shown on the participant's periodic statement of account. A participant may receive stock certificates for full shares of Common Stock accumulated in his or her account under the Plan by sending a written request to the Plan Administrator, unless at that time Coach has a adopted a policy discontinuing the use of certificates for all stockholders. When stock certificates are issued to a participant, future cash dividends on such shares will not be reinvested in shares of Common Stock. Any undistributed shares of Common Stock will continue to be reflected in the participant's account, and cash dividends on such undistributed shares will be reinvested by the Plan Administrator to purchase additional shares of Common Stock. No certificates representing fractional shares of Common Stock will be issued. A participant's rights under the Plan and to the shares of Common Stock credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in his or her name. Accounts under the Plan will be maintained in the same names in which the shares of Common Stock held by the participant were registered when the participant entered the Plan.

Withdrawal from the Plan

19. How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator at: Registrar and Transfer Company, P.O. Box 664, Cranford, New Jersey 07016. Participants will be charged a $10.00 fee for each withdrawal request. When a participant withdraws from the Plan, or upon termination of the Plan by Coach, stock certificates for whole shares of Common Stock credited to a participant's account under the Plan will be issued and a cash payment will be made for any fractional shares in the participant's account (see Question 20). Upon withdrawal from the Plan, the participant may also request that all of the shares of Common Stock credited to his or her account be sold by the Plan Administrator. If a sale is requested, the Plan
Administrator will place a sale order as promptly as possible after the processing of the request for withdrawal. A broker/dealer designated by the Plan Administrator will sell the shares at the prevailing market price. The participant will receive from the Plan Administrator a check for the proceeds of the sale, less any applicable brokerage commission, transfer taxes and other fees and charges.

     Timing and Control: Because the Administrator will sell the shares on behalf of the Plan, neither Coach nor any participant in the Plan has authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of Common Stock. That is, if you send in a request to sell shares, it is possible that the market price of Common Stock, could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

20. What happens to a fractional share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fractional share of Common Stock then credited to the participant's account will be mailed directly to the participant. (The cash adjustment will be based on the current price of Common Stock on the NYSE on the effective date of the withdrawal.) In no case will stock certificates representing fractional shares be issued to a participant.

Other Information

21. What happens if Coach issues a stock dividend or declares a stock split or makes a rights offering?

Any shares of Common Stock representing stock dividends or stock splits distributed by Coach on shares credited to the account of a participant under the Plan will be added to the participant's account. In the event Coach makes a rights offering of any of its securities to holders of Common Stock, participants in the Plan will be notified by Coach in advance of the commencement of the offering. Participants should instruct the Plan
Administrator to transfer full Plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If the Plan Administrator prior to such record date receives no such instructions, then such rights shall terminate with respect to both the participant and the Plan Administrator.

22 . How will a participant's shares held under the Plan be voted at meetings of stockholders?

Whole shares of Common Stock credited to the account of a participant under the Plan (not including fractional shares) will automatically be added to the shares of Common Stock covered by the proxy sent to the participant with respect to his or her other shares of Common Stock and may be voted by the participant pursuant to such proxy. The Plan Administrator or another agent designated by Coach will forward proxy solicitation materials, if any, relating to the whole shares of Common Stock held by the Plan to the participating stockholder. Where no instructions are received from a participant with respect to the voting of a participant's shares of Common Stock held under the Plan, such shares shall not be voted unless the participant votes such shares of Common Stock held in his or her name in person at the annual meeting.

23. What are the principal income tax consequences of participation in the Plan?

The following is a brief summary of certain material federal income tax consequences with respect to participation in the Plan by individuals. It does not address all potentially relevant federal tax matters, including consequences to a person or entity subject to special provisions of federal tax laws. You are urged to consult your own tax advisors with respect to the federal, state, local and foreign tax consequences of participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. Your account statements are your continuing record of the cost of shares purchased under the Plan and should be retained for income tax purposes.

In general, when the Plan Administrator purchases Common Stock for a participant's account on the open market with reinvested dividends, the participant is treated as receiving a taxable distribution in an amount equal to the full amount of the cash dividend used to purchase those shares. Generally, the distribution will be taxable to participants as a dividend to the extent of Coach's current or accumulated earnings and profits, as determined for Federal income tax purposes. The participant's basis in the plan shares held for his or her account will be the actual average cost of the shares to the Plan Administrator including an allocable share of any brokerage commissions and service charges paid by the Plan Administrator. A participant's holding period for shares acquired pursuant to the Plan generally begins on the day following the date on which the shares are purchased for the participant's account.

A participant will not realize any taxable income when certificates for shares credited to the participant's account under the Plan are issued to the participant, whether upon request or upon withdrawal from or termination of the Plan, unless a fraction of a share is sold in connection with the withdrawal or termination.

A participant may realize gain or loss when shares (or a fraction of a share) are sold. The amount of any such gain or loss will be the difference between the amount which the participant receives for his or her shares (or fraction of a share) and their tax basis. The gain or loss will be capital in character if the shares (or fraction of a share) are a capital asset in the hands of the participant.

Federal law requires backup withholding (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if: (i) a participant fails to certify that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on IRS Form W-9 if the participant is a U.S. person); or (ii) the IRS issues a notification that the participant is subject to backup withholding. Participants who are not U.S. persons must provide an IRS Form W-8BEN to avoid backup withholding; and additional U.S. income tax withholding that is not fully discussed herein may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid to the participant as instructed.

24. What are the responsibilities of Coach and the Plan Administrator under the Plan?

Coach and the Plan Administrator will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or incapacity or with respect to: (1) the prices at which shares of Common Stock are purchased for the participant's account; (2) the timing of such purchases; (3) any loss or fluctuation in the market value of Common Stock; or (4) any sales of Common Stock made under the Plan on behalf of the participant. Coach shall interpret the Plan and all such interpretations and determinations made by Coach shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan's operation, and a participant's account will be governed by the laws of the State of Delaware and the rules and regulations of the Securities and Exchange Commission. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

25. Who bears the risk of market price fluctuations in the Common Stock?

A participant's investment in shares of Common Stock acquired under the Plan is no different from any other investment in shares of Common Stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to shares of Common Stock held in the Plan. Neither Coach nor the Plan Administrator makes any representations with respect to the future value of Common Stock purchased under the Plan. You should recognize that Coach, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against any loss related to an investment in Common Stock purchased or sold under the Plan.

     THE COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DOES NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

26. May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by Coach without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan. Coach or the Plan Administrator may terminate a participant's individual participation in the Plan at any time by written notice to the participant. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares of Common Stock held in his or her account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a stock certificate for the number of whole shares held for the participant under the Plan and a check for the value of any fractional shares as provided for in the Plan.


                              PLAN OF DISTRIBUTION

Shares of Common Stock offered under the Plan will be purchased in the open market. We will pay all costs of administration of the Plan. Plan participants will be required to pay certain sale and brokerage fees in connection with the sale of their Common Stock or withdrawal from the Plan (see Question 15 and Question 19 of the Plan) and any applicable taxes (see Question 23 of the Plan).


                                  LEGAL OPINION

The validity of the securities covered by this prospectus have been passed upon for us by Venable, LLP, 750 East Pratt Street, Baltimore, MD 21202.


                                     EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated by reference into this prospectus from Coach, Inc. and subsidiaries' ("the Company's") Annual Report on Form 10-K for the year ended June 27, 2009, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference and:

(1) which report on the consolidated financial statements and the related consolidated financial statement schedule expresses an unqualified opinion and includes explanatory paragraphs regarding the Company's change in method of accounting for valuing inventory in Japan from the last-in, first-out method to the first-in, first-out method and the Company's adoption of Statement of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109", and

(2) which report on the effectiveness of the Company's internal control over financial reporting expresses an unqualified opinion on the effectiveness of internal control over financial reporting.


Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

The term "Company" refers to Coach, Inc. and its consolidated subsidiaries.

Item 14. Other Expenses of Issuance and Distribution.

Estimated   expenses  of  the  Company  in  connection  with  the  issuance  and distribution of the Common Stock:


Registration fee--Securities and Exchange Commission.........        $112.00
Printing fees................................................         500.00
Legal fees...................................................       5,000.00
Accountants' fees and expenses...............................      17,000.00
Miscellaneous................................................              0
       Total.................................................     $22,612.00

Item 15. Indemnification of Directors and Officers.

The Company is incorporated in Maryland. Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

The Company's charter authorizes it and the bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who has agreed to become a director or officer or who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, employee or agent from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer, or a person who has agreed to become a director or officer, of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company with the approval of the Board of Directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings.

A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and
          (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act'") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 2009.


                                     COACH, INC.
                                     (Registrant)

                                     By: /s/ Lew Frankfort
                                     ---------------------
                                     Name: Lew Frankfort
                                     Title: Chairman and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below on October 13, 2009.


Signature                                               Title
----------------------------    ------------------------------------------------
  /s/ Lew Frankfort             Chairman, Chief Executive Officer and Director
  -----------------
  Lew Frankfort

  /s/ Jerry Stritzke            President, Chief Operating Officer
  ------------------
  Jerry Stritzke

  /s/ Michael F. Devine, III    Executive Vice President and Chief Financial
  --------------------------    Officer (as principal financial officer and
  Michael F. Devine, III        principal accounting officer of Coach)

  /s/ Susan Kropf               Director
  ---------------
  Susan Kropf

  /s/ Gary Loveman              Director
  ----------------
  Gary Loveman

  /s/ Ivan Menezes              Director
  ----------------
  Ivan Menezes

  /s/ Irene Miller              Director
  ----------------
  Irene Miller

  /s/ Keith Monda               Director
  ---------------
  Keith Monda

  /s/ Michael Murphy            Director
  ------------------
  Michael Murphy

  /s/ Jide Zeitlin              Director
  ----------------
  Jide Zeitlin

                                  EXHIBIT INDEX

Exhibits Filed Herewith:


   Exhibit                      Description of Document
   Number

     5.1               Opinion of Venable, LLP.

    23.1               Consent of Independent Registered Public Accounting Firm.

    23.2               Consent of Venable, LLP (contained in Exhibit 5.1).

    24.1               Powers of Attorney (not applicable).


The exhibits listed below have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.


   Exhibit                      Description of Document
   Number

     3.1 Articles of Incorporation of Coach, Inc., dated June 1, 2000, which is incorporated herein by reference from Exhibit
                    3.1 to Coach's Registration Statement on Form S-1 (Registration No. 333-39502)

     3.2 Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to Coach's Current Report on Form 8-K filed on May 9, 2001

     3.3 Articles of Amendment of Coach, Inc., dated February 1, 2005, superseding Articles of Amendments dated May 3, 2001, May 3, 2002 and August 7, 2003, which is incorporated by reference from Exhibit 99.1 to Coach's Current Report on Form 8-K filed on February 2, 2005

     3.4 Bylaws of Coach, Inc., amended and restated as of February 7, 2008, which is incorporated herein by reference from
                    Exhibit 3.1 to Coach's Current Report on Form 8-K filed on February 13, 2008

     4.1 Amended and Restated Rights Agreement, dated as of May 3, 2001, between Coach, Inc. and Mellon Investor Services LLC, which is incorporated by reference from Exhibit 4.1 to Coach's Annual Report on Form 10-K for the fiscal year ended July 2, 2005

     4.2 Specimen Certificate for Common Stock of Coach, which is incorporated herein by reference from Exhibit 4.1 to Coach's Registration Statement on Form S-1 (Registration No. 333-39502)